FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 25, 2005

Poore Brothers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3500 S. La Cometa Dr. Goodyear, AZ		85338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (623)932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On December 1, 2005, Poore Brothers, Inc. (the “Company”) issued a press release announcing that it has filed its Form 10-Q for the third quarter ended October 1, 2005 together with an amended Form 10-Q for the second quarter ended June 25, 2005 that reflects the Company’s previously announced restatement to more accurately reflect the results for the second quarter.  This press release updated the Company’s previous announcement on November 21, 2005 that it believed the estimated impact of certain accounting errors and adjustments was a decrease of approximately $100,000 in net income (or approximately $0.01 per diluted share) for the second quarter ended June 25, 2005, and a decrease of approximately $100,000 in the net loss (or approximately $0.01 per diluted share) for the third quarter ended October 1, 2005.  As set forth in its Form 10-Q/A for the second quarter ended June 25, 2005 filed today, the actual result for the second quarter was a decrease of $113,460 in net income (or $.006 per diluted share).  As set forth in its Form 10-Q for the third quarter ended October 1, 2005 filed today, the actual result for the third quarter was a decrease of $118,072 in the net loss (or $.006 per diluted share).  For the nine month period ended October 1, 2005 the aggregate impact of these adjustments substantially offset and thus had no significant impact on net income or earnings per diluted share for that period.   A copy of this press release is attached as Exhibit 99.1 to this report.

The information contained under this item on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2005, Poore Brothers, Inc. (the “Company”) issued a press release announcing that due to the delay in the filing of its Form 10-Q for the third quarter ended October 1, 2005, it had received a letter from the NASDAQ Stock Market on November 25, 2005 indicating that the Company’s common stock could be subject to delisting based on non-compliance with NASDAQ Marketplace Rule 4310(c)(14) for continued listing.  NASDAQ Marketplace Rule 4310(c)(14) generally requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.  Based on discussions with the NASDAQ Staff, the Company’s Form 10-Q filing today will cure the Company’s non-compliance with Rule 4310(c)(14) cited in NASDAQ’s letter, the Company’s ticker symbol will return to “SNAK” by Monday, December 5, 2005, and the Company’s common stock will continue to be traded on the NASDAQ Capital Market.  A copy of this press release is attached as Exhibit 99.1 to this report.

Item 7.01  Regulation FD Disclosures

On December 1, 2005, Poore Brothers, Inc. (the “Company”) issued a press release announcing that it has filed its Form 10-Q for the third quarter ended October 1, 2005 together with an amended Form 10-Q for the second quarter ended June 25, 2005 that reflects the Company’s previously announced restatement to more accurately reflect the results for the second quarter.

This press release updated the Company’s previous announcement on November 21, 2005 that it believed the estimated impact of certain accounting errors and adjustments was a decrease of approximately $100,000 in net income (or approximately $0.01 per diluted share) for the second quarter ended June 25, 2005, and a decrease of approximately $100,000 in the net loss (or approximately $0.01 per diluted share) for the third quarter ended October 1, 2005.  As set forth in its Form 10-Q/A for the second quarter ended June 25, 2005 filed today, the actual result for the second quarter was a decrease of $113,460 in net income (or $.006 per diluted share).  As set forth in its Form 10-Q for the third quarter ended October 1, 2005 filed today, the actual result for the third quarter was a decrease of $118,072 in the net loss (or $.006 per diluted share).  For the nine month period ended October 1, 2005 the aggregate impact of these adjustments substantially offset and thus had no significant impact on net income or earnings per diluted share for that period.

This press release also announced that due to the delay in the filing of its Form 10-Q for the third quarter ended October 1, 2005, the Company had received a letter from the NASDAQ Stock Market on November 25, 2005 indicating that the Company’s common stock could be subject to delisting based on non-compliance with NASDAQ Marketplace Rule 4310(c)(14) for continued listing.  NASDAQ Marketplace Rule 4310(c)(14) generally requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.  Based on discussions with the NASDAQ Staff, the Company’s Form 10-Q filing today will cure the Company’s non-compliance with Rule 4310(c)(14) cited in NASDAQ’s letter, the Company’s ticker symbol will return to “SNAK” by Monday, December 5, 2005, and the Company’s common stock will continue to be traded on the NASDAQ Capital Market.

A copy of this press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(c)          Exhibits

Exhibit 99.1	Registrant’s Press Release dated December 1, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poore Brothers, Inc.

Date: December 1, 2005	/s/ Richard M. Finkbeiner
Richard M. Finkbeiner
Senior Vice President and Chief Financial Officer